UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016 (February 3, 2016)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 3, 2016, ArcBest Corporation (Nasdaq: ARCB) issued a press release announcing its unaudited fourth quarter 2015 and full year 2015 results. The press release contains reconciliations of GAAP earnings and earnings per share to non-GAAP financial measures. Management believes the non-GAAP financial measures are useful to investors in understanding the Company’s results of operations because they provide meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing ArcBest’s performance because it removes the impact of items from operating results that, in management’s opinion, do not reflect ArcBest’s core operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, ArcBest’s reported results. The press release also contains calculations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA. Management believes EBITDA and Adjusted EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations.  However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7.01 — REGULATION FD DISCLOSURE

ArcBest Corporation hereby provides slides related to its annual performance as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

99.1        Press release of ArcBest Corporation dated February 3, 2016.

99.2        ArcBest Corporation Annual Performance Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	February 3, 2016	/s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel
and Corporate Secretary